Exhibit 99

Investor Contact: Michael Robinson – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or jthunstrom@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS
Reports Revenue Growth of 20.5% and Net Income Growth of 32.2% for the Quarter

EDEN PRAIRIE, Minn. (July 29, 2004) – Life Time Fitness, Inc. (NYSE: LTM), a national operator of large and distinctive health and fitness centers, today reported its operating results for the second quarter ended June 30, 2004.

     Second quarter 2004 revenue grew 20.5% to $76.6 million from $63.6 million during the same period last year. Net income in the quarter grew 32.2% to $7.2 million, or $0.25 per diluted share. This compares to net income of $5.5 million, or $0.20 per diluted share, for 2Q 2003. For the six months ended June 30, 2004, revenue grew 21.7% to $150.8 million from $123.9 million during the same period last year. Net income grew 33.0% for the same period to $12.9 million, or $0.44 per diluted share, from $9.7 million, or $0.35 per diluted share for the first six months of 2003.

     “I am pleased to announce our second quarter 2004 financial results as we complete our first earnings report as a publicly traded company,” said Bahram Akradi, Life Time Fitness Chairman and CEO. “Our results reflect the Company’s strong business model, which is built upon delivering distinctive, all-in-one sports, professional fitness, family recreation and resort and spa centers and services, combined with an inherent focus on our members’ point of view. During the quarter, we continued to execute on our fundamental growth strategies, which include new unit growth, membership ramp, and increasing revenue per membership. We opened our first center in the Houston market, located in Willowbrook, Texas, on June 4, 2004, and on July 9, 2004, we opened our second center in the Dallas market, located in Garland, Texas. We also are on track to open four additional centers in 2004 – all located in the Dallas and Houston markets. Compared to the end of the second quarter of 2003, memberships grew 18.3% to 277,924 at the end of the second quarter of 2004. Additionally, our in-center revenue, consisting of personal training, LifeCafé, LifeSpa, and member activities, grew 29.1% to $17.7 million.”

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Life Time Fitness Second Quarter 2004 Results – Page 2

Three and Six Months Ended June 30, 2004, Financial Highlights:

Total revenue during the second quarter grew 20.5% to $76.6 million from $63.6 million in 2Q 2003. Revenue for the first six months of 2004 grew 21.7% to $150.8 million from $123.9 million during the same period last year.

•	Membership dues revenue for the second quarter grew 20.3% to $51.0 million from $42.4 million in 2Q 2003. Year-to-date membership dues revenue grew 21.7% to $100.2 million from $82.3 million during the same period last year.

•	Enrollment fee revenue for the second quarter was $5.2 million, up from $5.1 million in 2Q 2003. Year-to-date enrollment fee revenue totaled $10.0 million, the same as the prior-year period.

•	In-center revenue for the second quarter grew 29.1% to $17.7 million. Year-to-date in-center revenue grew 29.9% to $34.7 million compared with the same period last year.

•	Same-center revenue increased 10.7% during the second quarter compared with the prior-year period.

•	Total revenue per membership averaged $282 in the second quarter, up 3% from the prior-year period. Total in-center revenue per membership averaged $68 in the second quarter, up 11% from the prior-year period.

•	Other revenue for the second quarter, including media division advertising and nutritional products sales, grew 12.9% to $2.7 million compared with the prior-year period. Year-to-date other revenue grew 20.6% to $5.9 million compared with the same period last year.

Total operating expenses during the second quarter totaled $60.2 million compared with $49.4 million for the same period in 2003. Year-to-date operating expenses totaled $120.4 million, compared with $98.0 million for the same period last year.

•	Center operating expenses totaled $40.5 million for the second quarter, compared with $32.6 million in 2Q 2003, driven by increased payroll expenses and other costs to support membership and new center growth. Costs in 2Q 2004 included $1.2 million in occupancy expense for two centers that the Company financed through a sale-leaseback on September 30, 2003. In addition, the Company incurred expenses associated with pre-sale activities for six centers during 2Q 2004 compared with pre-sale expenses for only two centers in the prior-year period. Year-to-date center operating expenses totaled $79.5 million, compared with $63.3 million during the same period last year.

•	Advertising and marketing expenses totaled $2.8 million for 2Q 2004, compared with $2.2 million for the same period last year, driven by increased pre-sale activities and a national advertising campaign for the Company’s nutritional products, which concluded in June. Year-to-date advertising and marketing expenses totaled $6.5 million, compared with $4.9 million during the prior-year period.

•	General and administrative expenses totaled $5.6 million for the second quarter, compared with $4.8 million in the prior-year period. For the six months ended June 30, 2004, general and administrative expenses totaled $11.5 million, compared with $10.6 million in the prior-year period.

•	Other operating expenses and depreciation and amortization expenses totaled $11.4 million during the quarter, compared with $9.7 million in 2Q 2003. Year-to-date operating expenses in the same areas were $22.9 million, compared with $19.2 million in the prior-year period.

•	Total operating margins were 21.4% for the second quarter, compared with 22.3% in the prior-year period. Year-to-date operating margins were 20.1%, compared with 20.9% for the prior-year period.

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Life Time Fitness Second Quarter 2004 Results – Page 3

Net income during the second quarter grew 32.2% to $7.2 million from $5.5 million in 2Q 2003, driven by continued top-line growth, efficient use of capital and general and administrative cost leverage.

•	For the six months ended June 30, 2004, net income grew 33.0% to $12.9 million compared with the prior-year period.

•	Net income margin for the second quarter was 9.4%, up from 8.6% for the prior-year period. The year-to-date net income margin was 8.5%, up from 7.8% for the same period last year.

EBITDA for the second quarter grew 14.8% to $23.6 million from $20.6 million in 2Q 2003, driven by the increase in net income.

•	Year-to-date EBITDA grew 17.1% to $44.8 million from $38.2 million for the same period last year.

•	As a percentage of total revenue, EBITDA was 30.8% in 2Q 2004 and 29.7% for the year-to-date period.

Cash flows from operations for the year-to-date period grew 22.5% to $36.4 million from $29.7 million for the year-to-date period.

2004 and 2005 Business Outlook:

The following statements are based on the Company’s expectations for fiscal year 2004 and 2005, subject to the risks and uncertainties described below.

•	2004 full-year total revenue is expected to grow approximately 20% to 23%, ending the year with $308 million to $316 million.

•	2004 full-year net income is expected to grow approximately 34% to 38%, ending the year with $27.6 million to $28.4 million.

•	2005 total revenue is expected to be approximately 20% greater than 2004 total revenue, driven by new unit growth and continued, strong same-center sales growth.

•	2005 net income is expected to be approximately 30% greater than 2004 net income, driven by executing the Company’s growth strategies, along with operating and financing efficiencies, and leveraging general and administrative expenses.

•	2005 new center growth includes plans for six new centers, one of which already is under construction.

     As announced previously, the Company’s registration statement filed with the Securities and Exchange Commission in connection with its initial public offering was declared effective on June 29, 2004, and the Company’s shares began trading on the New York Stock Exchange on June 30, 2004. The transaction closed and the Company received proceeds from the initial public offering on July 6, 2004. Accordingly, the Company’s consolidated financial statements for the period ended June 30, 2004, reflect the Company’s financial condition, results of operations and cash flows prior to the closing of the public offering. The Company has recorded a subscription for 4,383,577 shares as of June 30, 2004, and has recorded a subscription receivable of $75.4 million, which is included in the equity section of the accompanying unaudited condensed consolidated balance sheets. As of July 6, 2004, the total common shares outstanding were 33,641,256.

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Life Time Fitness Second Quarter 2004 Results – Page 4

     The initial public offering consisted of 11,385,000 shares of common stock, including the underwriters’ over-allotment option of 1,485,000 shares. Of the shares of common stock sold in the initial public offering, the Company sold 4,774,941 shares, resulting in proceeds of $80.7 million, net of underwriting discounts, commissions, and offering expenses payable by the Company of $7.7 million. The Company used a portion of the net proceeds to repay amounts outstanding under its revolving credit facility and to repay a loan under its construction facility that the Company used to finance the development of its center in Plano, Texas. The Company expects to use the remaining net proceeds of approximately $63.1 million to finance its growth by opening additional centers.

     As announced on July 21, 2004, the Company will hold a conference call today at 10:00 a.m. Eastern time to discuss its second quarter results. Bahram Akradi, Chairman and Chief Executive Officer, and Michael Robinson, Executive Vice President and Chief Financial Officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Website at www.lifetimefitness.com. A replay of the call will be available beginning at 1:00 p.m. Eastern time on July 29, 2004, via the Company’s Investor Relations section of its Website at www.lifetimefitness.com.

About Life Time Fitness, Inc.

     Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports, athletic, fitness and family recreation centers. As of July 29, 2004, the Company operated 35 centers in eight states, including Arizona, Illinois, Indiana, Michigan, Minnesota, Ohio, Texas and Virginia. The Company also provides consumers with nutritional products and supplements, the award-winning healthy lifestyle magazine, Experience Life, world-class athletic events, full-service spas, cafés, personal training consultation, health and nutrition education, and corporate wellness programs. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com).

# # #

     LIFE TIME FITNESS and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.

Risk & Uncertainties

     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors are identifying and acquiring suitable sites for new sports, fitness and family recreation centers, opening new sports, fitness and family recreation centers, attracting and retaining members and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

     All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

		Pro Forma (a)
	June 30, 2004	June 30, 2004	December 31, 2003
	(Unaudited)	(Unaudited)
ASSETS:
Cash and cash equivalents	$426	$63,509	$18,446
Other current assets	26,978	26,978	28,126
Property and equipment, net	425,728	425,728	379,193
Restricted cash	11,743	11,743	10,972
Other non-current assets	19,870	19,870	16,609

Total assets	$484,745	$547,828	$453,346

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities	$116,504	$107,801	$61,912
Long-term debt	178,544	169,677	214,954
Deferred income taxes	23,145	23,145	23,196
Other non-current liabilities	14,342	14,342	14,327

Total liabilities	332,535	314,965	314,389
Redeemable preferred stock	109,639	—	106,165
Shareholders’ equity	42,571	232,863	32,792

Total liabilities and shareholders’ equity	$484,745	$547,828	$453,346

(a)	Pro forma as of June 30, 2004, reflects (1) the sale by the Company of 4,383,577 shares of common stock at an initial public offering price of $18.50 per share and the underwriters’ exercise of their over-allotment, resulting in 391,364 additional shares issued at $18.50 per share and net proceeds of $80.7 million, (2) the pay down of $8.7 million of current debt and $8.9 million of long-term debt, and (3) the conversion of all redeemable preferred stock.

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands except share and per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
REVENUE:
Membership dues	$51,005	$42,407	$100,184	$82,325
Enrollment fees	5,189	5,074	10,035	9,980
In-center revenue	17,740	13,742	34,659	26,674

Total center revenue	73,934	61,223	144,878	118,979
Other revenue	2,655	2,351	5,881	4,876

Total revenue	76,589	63,574	150,759	123,855
OPERATING EXPENSES:
Sports, fitness and family recreation center operations	40,466	32,637	79,519	63,342
Advertising and marketing	2,774	2,179	6,454	4,869
General and administrative	5,599	4,840	11,549	10,598
Other operating	4,393	3,506	8,949	7,110
Depreciation and amortization	6,971	6,240	13,918	12,074

Total operating expenses	60,203	49,402	120,389	97,993

Income from operations	16,386	14,172	30,370	25,862
OTHER INCOME (EXPENSE):
Interest expense, net	(4,449)	(4,908)	(9,061)	(9,471)
Equity in earnings of affiliate	267	162	520	313

Total other income (expense)	(4,182)	(4,746)	(8,541)	(9,158)

INCOME BEFORE INCOME TAXES	12,204	9,426	21,829	16,704
Provision for income taxes	4,993	3,972	8,970	7,039

NET INCOME	7,211	5,454	12,859	9,665
Accretion on redeemable preferred stock	1,737	1,742	3,474	3,465

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$5,474	$3,712	$9,385	$6,200

BASIC EARNINGS PER SHARE	$0.34	$0.23	$0.58	$0.39

DILUTED EARNINGS PER SHARE	$0.25	$0.20	$0.44	$0.35

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC (a)	16,195,107	16,092,790	16,175,261	16,037,857
EFFECT OF DILUTIVE STOCK OPTIONS	1,909,668	1,160,867	1,930,956	1,205,623
EFFECT OF DILUTIVE REDEEMABLE PREFERRED SHARES	11,017,673	10,446,250	11,017,673	10,446,250

WEIGHTED AVERAGE NUMBER OF COMMON SHARES – DILUTED	29,122,448	27,699,907	29,123,890	27,689,730

(a)	As of July 6, 2004, the total common shares outstanding were 33,641,256.

LIFE TIME FITNESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the
	Six Months Ended June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,859	$9,665
Adjustments to reconcile net income to net cash provided by operating activities	23,500	20,007

Net cash provided by operating activities	36,359	29,672
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment (excluding non-cash purchases supplementally noted below)	(58,721)	(9,188)
Other cash provided by (used in) investing activities	7,778	(6,394)

Net cash used in investing activities	(50,943)	(15,582)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	26,466	203
Repayments on long-term borrowings	(29,172)	(7,439)
Other cash used in financing activities	(730)	(574)

Net cash used in financing activities	(3,436)	(7,810)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(18,020)	6,280
CASH AND CASH EQUIVALENTS — Beginning of period	18,446	8,860

CASH AND CASH EQUIVALENTS — End of period	$426	$15,140

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, net of capitalized interest	$8,410	$8,917

Cash payments for income taxes	$6,819	$2,932

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment purchases financed through notes payable	$2,954	$13,511

Property and equipment purchases financed through capital leases	$145	$4,826

Non-GAAP Financial Measures

     This release contains a non-GAAP disclosure, EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

     The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

LIFE TIME FITNESS, INC.
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(Unaudited)
(In thousands)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net Income	$7,211	$5,454	$12,859	$9,665
Interest expense, net	4,449	4,908	9,061	9,471
Provision for income taxes	4,993	3,972	8,970	7,039
Depreciation and amortization	6,971	6,240	13,918	12,074

EBITDA	$23,624	$20,574	$44,808	$38,249